SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2005

FLYi, Inc.
(Exact Name of Registrant as Specified in Charter)

                        Delaware   0-21976   13-3621051

                        State or Other   Commission File  IRS Employer
                        Jurisdiction of   Number   Identification No.
                        Incorporation

45200 Business Court, Dulles, VA 20166
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 650-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.01 Regulation FD Disclosure

On November 7, 2005, the Company and its operating entity, Independence Air, a low fare airline, and their respective subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). In conjunction with the filing of the petitions, the Company filed a variety of “first day motions” to help ensure a smooth transition into the Chapter 11 reorganization case. Among the first day motions was one that would require notices from and restrict the transfer of FLYi’s equity securities by or to any person or entity that beneficially owns or that would, after such transfer, beneficially own at least 2,200,000 shares of FLYi common stock. The Company sought this order in order to preserve to the fullest extent possible the flexibility to develop and implement a plan of reorganization that maximizes the use of their net operating losses for U.S. income tax purposes. On November 10, 2005, the Bankruptcy Court entered an interim order approving, among other things, the notification and hearing procedures requested by the Company, that must be satisfied before certain transfers of the Company’s equity securities are deemed effective. More information on the notification and hearing procedures are provided in the press release and notice filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1(a) Company’s Press Release
99.1(b) Notice of Interim NOL Order

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYi, INC.

November 15, 2005	By: /s/ David W. Asai
David W. Asai
Senior Vice President and Chief Financial Officer